Exhibit 99.1

RESMED INC ANNOUNCES RECORD FINANCIAL RESULTS FOR

QUARTER AND SIX MONTHS ENDED DECEMBER 31, 2005

SAN DIEGO, California, February 7, 2006 - ResMed Inc (NYSE: RMD) today announced record revenue and income results for the quarter ended December 31, 2005. Revenue for the quarter was $146.4 million, a 41% increase over the quarter ended December 31, 2004. For the current quarter, pro forma income from operations and pro forma net income were $38.3 million and $26.9 million, an increase of 44% and 49%, respectively (pro forma measures exclude the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangible assets, which are described below). Pro forma diluted earnings per share for the quarter ended December 31, 2005 were $0.36, an increase of 44%, compared to the December 2004 quarter. GAAP operating income was $32.3 million for the current quarter, while net income was $22.3 million or $0.30 per diluted share. Gross margin was 63% for the quarter ended December 31, 2005.

Pro forma selling, general and administration (SG&A) costs for the quarter were $45.3 million, an increase of $11.8 million, or 35%, over the same period in fiscal 2005 (pro forma SG&A in fiscal 2006 excludes $3.6 million in stock-based compensation costs). GAAP SG&A costs were $48.9 million for the quarter, an increase of $15.4 million, or 46%. The increase in SG&A was primarily due to recent acquisitions, the addition of selling and administration personnel, and infrastructure investment in Europe. Pro forma SG&A costs were 31% of revenue in the December quarter, compared to 32% in the same period in fiscal 2005.

During the quarter, ResMed also donated $255,000 to the ResMed Foundations, which promote research and awareness of serious medical consequences of untreated SDB.

GAAP research and development expenditure during the quarter was $8.6 million or approximately 6% of revenues. GAAP R&D expenses increased 10% year over year and are expected to remain at about 6% of net revenue for fiscal year 2006. Excluding stock-based compensation costs, R&D expenditure was $8.1 million for the quarter.

For the six months ended December 31, 2005 revenues were $273.5 million, an increase of 43% over the $191.6 million for the six months ended December 31, 2004. For the six months ended December 31, 2005, pro forma income from operations and pro forma net income were $68.7 million and $47.6 million, an increase of 39% and 44%, respectively. GAAP net income for the six months ended December 31, 2005 was $38.8 million or $0.53 per diluted share.

Restructuring expenses incurred during the quarter ended December 31, 2005, of $0.2 million ($0.1 million net of tax), predominantly consisted of expenses associated with the previously-announced integration of the Company’s German operations. Amortization of acquired intangibles of $1.5 million ($1.0 million net of tax), incurred during the quarter ended December 31, 2005, consisted of amortization of acquired intangible assets associated with our acquisitions of Resprecare, Hoefner, Saime, Pulmomed and PolarMed. Stock-based compensation costs incurred during the quarter ended December 31, 2005, of $4.3 million ($3.4 million net of tax), consisted of expenses associated with stock options granted to employees and the employee stock purchase plan. The recognition of these stock-based compensation expenses is in accordance with SFAS No. 123(R), which was adopted for the first time in the quarter ended September 30, 2005.

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The Company is providing tabular reconciliation of GAAP operating income and GAAP net income with pro forma operating income (and pro forma net income), excluding the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangibles, for the three month and six month periods ended December 31, 2005 and December 31, 2004.

Inventory, at $107.5 million, increased by $18.4 million compared to June 2005 levels primarily to accommodate sales growth, particularly in our domestic market. Accounts receivable days sales outstanding, at 70 days, decreased compared to the June 2005 level of 71 days.

Peter C. Farrell Ph.D., Chairman and Chief Executive Officer, commented, “In the second quarter of fiscal 2006, sales in the Americas increased by a record 50 percent over the year ago quarter to $78.3 million, reflecting continued strong demand for our new Mirage Swift™ patient interface and full face mask as well as a rapid adoption of our S8™ flow generator platform. International sales, including incremental revenue contributions from the acquisitions of Resprecare, Hoefner, Saime, Pulmomed and PolarMed, totaled $68.1 million, a 32% increase over last year. Net income for the December quarter, excluding stock-based compensation costs, restructuring and amortization of acquired intangibles, was $26.9 million, an increase of 49% over the same period in 2004, due primarily to strong sales growth. Our operating cash flow for the December quarter was $14.9 million, reflecting working capital increases, particularly accounts receivable and inventory, concomitant with our strong sales growth.”

About ResMed

ResMed is a leading manufacturer of medical equipment for the treatment and management of sleep-disordered breathing and other respiratory disorders. We are dedicated to developing innovative products to improve the lives of those who suffer from these conditions and to increasing awareness among patients and healthcare professionals for the potentially serious health consequences of untreated sleep-disordered breathing. For more information on ResMed, visit www.resmed.com.

ResMed will host a conference call at 1:30 p.m. Pacific Standard Time (USPST) today to discuss these quarterly results. Individuals wishing to access the conference call may do so via ResMed’s Web site at www.resmed.com or by dialing (866) 203-2528 (domestic) or +1 (617) 213-8847 (international) and entering participant passcode 72896897. Please allow extra time prior to the call to visit the Web site and download the streaming media player (Windows Media Player) required to listen to the Internet broadcast. The online archive of the broadcast will be available approximately 90 minutes after the live call and will be available for two weeks. A telephone replay of the conference call is available by dialing (888) 286-8010 (domestic) and +1 (617) 801-6888 (international) and entering passcode 89121733.

Further information can be obtained by contacting Hillary Theakston at ResMed Inc San Diego (858) 746-2610; Brett Sandercock ResMed Limited Sydney on +61 (2) 9886-5406; or by visiting the Company’s multilingual Web site at www.resmed.com.

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the Company’s future revenue, earnings or expenses, new product development and new markets for the Company’s products, are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Those risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for its most recent fiscal year and in other reports the Company files with the U.S. Securities & Exchange Commission. Those reports are available on the Company’s Web site.

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RESMED INC AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

(In US$ thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
Net revenue	$146,416	$103,893	$273,543	$191,626
Cost of sales (A)	54,690	35,515	101,698	66,837

Gross profit	91,726	68,378	171,845	124,789

Operating expenses:
Selling, general and administrative (A)	48,894	33,469	93,574	60,133
Research and development (A)	8,588	7,842	17,013	14,661
Donation to foundation	255	500	255	500
Amortization of acquired intangible assets	1,545	—	3,090	—
Restructuring expenses	168	958	1,124	2,926

Total operating expenses	59,450	42,769	115,056	78,220

Income from operations	32,276	25,609	56,789	46,569

Other income (expenses), net:
Interest income (expense), net	(754)	(159)	(1,691)	(480)
Other, net	1,025	679	1,316	710

Total other income (expenses), net	271	520	(375)	230

Income before income taxes	32,547	26,129	56,414	46,799
Income taxes	10,233	8,725	17,658	15,469

Net income	22,314	17,404	38,756	$31,330

Basic earnings per share	$0.31	$0.26	$0.55	$0.46
Diluted earnings per share (1)	$0.30	$0.25	$0.53	$0.44
Pro forma diluted earnings per share excluding the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangibles (1) & (2)	$0.36	$0.25	$0.64	$0.47
Basic shares outstanding	70,922	68,024	70,623	67,901
Diluted shares outstanding (1)	77,183	74,205	76,716	74,230
(A) Includes stock-based compensation costs as follows:
Cost of sales	$213	$—	$213	$—
Selling, general and administrative	3,576	—	6,451	—
Research and development	533	—	1,049	—

Total stock-based compensation costs	$4,322	$—	$7,713	$—

(1)	See reconciliation of Basic and Diluted Earning per Share in table at end of press release.

(2)	See reconciliation of non-GAAP financial measures in table at end of press release.

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RESMED INC AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)

(In US$ thousands except share and per share data)

	December 31, 2005	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$140,282	$142,185
Marketable securities - available for sale	2,498	—
Accounts receivable, net	115,367	103,951
Inventories	107,523	89,107
Deferred income taxes	20,998	15,230
Prepaid expenses and other current assets	14,538	9,737

Total current assets	401,206	360,210

Property, plant and equipment, net	217,460	174,168
Goodwill	185,106	181,106
Other intangibles	48,315	49,371
Other assets	7,962	9,291

Total Non current assets	458,843	413,936

Total assets	$860,049	$774,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,501	$34,416
Accrued expenses	40,361	34,414
Deferred revenue	13,935	12,327
Income taxes payable	19,163	21,959
Current portion of long-term debt	145,392	115,435

Total current liabilities	256,352	218,551

Non Current Liabilities:
Deferred income taxes	10,059	11,695
Deferred Revenue	10,352	10,901
Long-term debt	58,189	58,934

Total non-current liabilities	78,600	81,530

Total liabilities	334,952	$300,081

Stockholders’ Equity:
Common Stock	284	280
Additional paid-in capital	207,760	179,865
Retained earnings	321,197	282,441
Treasury stock	(41,405)	(41,405)
Accumulated other comprehensive income	37,261	52,884

Total stockholders’ equity	525,097	474,065

Total liabilities and stockholders’ equity	$860,049	$774,146

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Reconciliation of Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands except per share amounts)

In managing its business, ResMed makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations. The measure, “pro forma operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
GAAP operating income	32,276	25,609	56,789	46,569
Stock-based compensation costs	4,322	—	7,713	—
Restructuring expenses	168	958	1,124	2,926
Amortization of acquired intangible assets	1,545	—	3,090	—
Pro forma operating income (excluding the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangible assets)	38,311	26,567	68,716	49,495

The measure, “pro forma net income” is reconciled with GAAP net income in the table below:

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
GAAP net income	22,314	17,404	38,756	31,330
Stock-based compensation costs, net of tax	3,429	—	6,041	—
Restructuring expenses, net of tax	108	613	718	1,805
Amortization of acquired intangible assets, net of tax	1,018	—	2,035	—
Pro forma net income (excluding the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangible assets)	26,869	18,017	47,550	33,135

ResMed believes that presenting diluted earnings per share, excluding the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangible assets, is an additional measure of performance that investors can use to compare operating results between reporting periods. Management of the Company uses non-GAAP information internally in planning, forecasting, and evaluating the Company’s results of operations in the current period and in comparing it to past periods. The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes. Management believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

The Company initially adopted SFAS No. 123(R) on July 1, 2005 using the modified prospective method, which resulted in stock-based compensation expenses being recognized during the three months and six months ended December 31, 2005 without corresponding expenses in the same periods in fiscal 2005. In addition, the events giving rise to the restructuring expenses are not associated with the Company’s normal operating business and are expected to result in future market opportunities, cost savings, and other benefits.

Management believes disclosure of non-GAAP earnings has economic substance because the excluded expenses represent non-cash expenditures, or relate to transactions that are variable in nature between reporting periods.

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Our use of non-GAAP earnings is intended to supplement, and not to replace, our presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP. We compensate for the inherent limitations of non-GAAP measures by not relying exclusively on non-GAAP measures, but rather by using such information to supplement GAAP financial measures.

Reconciliation of Basic and Diluted Earnings per Share (Unaudited)

(Dollars in thousands except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
Numerator:
Net Income	$22,314	$17,404	$38,756	$31,330
Adjustment for interest and deferred borrowing costs, net of income tax effect (1)	839	821	1,660	1,643

Net income, used in calculating diluted earnings per share	$23,153	$18,225	$40,416	32,973

Adjustment for stock-based compensation costs	3,429	—	6,041	—
Adjustment for restructuring expenses	108	613	718	1,805
Adjustment for Amortization of acquired intangible assets	1,018	—	2,035	—

Pro forma net income, used in calculating diluted earnings per share, excluding the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangible assets	27,708	18,838	49,210	34,778

Denominator:
Basic weighted-average common shares outstanding	70,922	68,024	70,623	67,901
Effect of dilutive securities:
Stock options	2,523	2,443	2,355	2,591
Convertible subordinated notes (1)	3,738	3,738	3,738	3,738

Diluted potential common shares	6,261	6,181	6,093	6,329

Diluted weighted average shares	77,183	74,205	76,716	74,230

Increase in diluted weighted average shares:
Stock option adjustment due to the impact of SFAS 123(R)	381	—	415	—

Pro forma diluted weighted average shares, excluding the impact of SFAS 123(R)	77,564	74,205	77,131	74,230

Basic earnings per share	$0.31	$0.26	$0.55	$0.46
Diluted earnings per share	$0.30	$0.25	$0.53	$0.44
Pro forma diluted earnings per share, excluding the impact of stock-based compensation costs, restructuring expenses and amortization of acquired intangible assets	$0.36	$0.25	$0.64	$0.47

(1)	Diluted earnings per share has been calculated after adjusting the numerator (net income) for the effect of assumed conversion of our convertible notes for the three months ended December 31, 2005 by $839,000 (2004: $821,000) and for the six months ended December 31, 2005 by $1,660,000 (2004: $1,643,000).

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